UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: October 10, 2012

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA   94608
(Address of Principal Executive Offices)   (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2012, NovaBay Pharmaceuticals, Inc. filed a Current Report on Form 8-K reporting that on February 17, 2012, the Compensation Committee of the Board of Directors of NovaBay established bonuses for NovaBay’s executive officers for performance in 2011, and that (a) it paid only 70% of the bonus amount at that time, and in stock options in lieu of cash, and (b) the remaining 30% of the bonus would be paid later in the year or early in the following year, either in the form of stock options or cash, as determined by the Compensation Committee.  On October 10, 2012, the Board of Directors of NovaBay determined to pay the remaining 30% of the bonuses in cash, plus an additional 4% to compensate the officers for the delay in payment, as follows:

Name	Title	Remaining Bonus Amount
Ramin (“Ron”) Najafi, Ph.D.	Chairman and Chief Executive Officer	$33,290
Thomas J. Paulson	Chief Financial Officer and Treasurer	$18,844
Behzad Khosrovi, Ph.D.	Chief Alliance Officer and SVP, Product Development	$17,939

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.
(Registrant)

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: October 16, 2012